UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2022 (November 9, 2022)

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24 North Main Street, Pennington, NJ 08534-2218

(Address of principal executive offices, including zip code)

(855) 662-6732

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of OncoSec Medical Incorporated, a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s authorized, issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-22 (the “Reverse Split”). The Reverse Split will become effective on November 9, 2022 (the “Effective Date”).

Reason for the Reverse Split

The Company is effecting the Reverse Split to satisfy the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2), for continued listing on The Nasdaq Capital Market. As previously disclosed in a Current Report on Form 8-K filed June 3, 2022, on June 2, 2022, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Common Stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Rules, the Company had been provided an initial period of 180 calendar days, or until November 29, 2022 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. By effecting the Reverse Split, the Company expects that the closing bid price for the Common Stock will increase above the $1.00 per share requirement to satisfy the deficiency.

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number.

The Reverse Split will become effective and the Common Stock will began trading on a split-adjusted basis at the open of business on the Effective Date. In connection with the Reverse Split, the CUSIP number for the Common Stock changed to 68234L 405. The trading symbol for the Company, “ONCS”, remains unchanged.

Split Adjustment; Treatment of Fractional Shares.

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Split divided by 22. The Company will issue one whole share of the post Reverse Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split, determined at the beneficial owner level by share certificate. As a result, no fractional shares will be issued in connection with the Reverse Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 22 and multiplying the exercise or conversion price thereof by 22, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

Certificated and Non-Certificated Shares.

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Nevada Agency and Transfer Company (“NATCO”) at the address set forth below. NATCO will issue a new stock certificate reflecting the Reverse Split to each requesting stockholder.

NATCO can be contacted at:

Nevada Agency and Transfer Company

50 W. Liberty St.

Suite 880

Reno, NV 89501

(775) 322-0626

Nevada State Filing.

The Company effected the Reverse Split as a result of the filing of a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada, which is effective on November 9, 2022, in accordance with Nevada Revised Statutes (“NRS”) Section 78.209. Under Nevada law, no amendment to the Company’s Articles of Incorporation was required in connection with the Reverse Split. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required.

Under Nevada law, because the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. Pursuant to NRS Section 78.207, the Company may effect the Reverse Split without stockholder approval if (i) both the number of authorized shares of the Common Stock and the number of issued and outstanding shares of the Common Stock are proportionally reduced as a result of the Reverse Split; (ii) the Reverse Split does not adversely affect any other class of stock of the Company; and, (iii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split. As described herein, the Reverse Split complies with such requirements.

Capitalization

As a result of the Reverse Split, each twenty-two (22) shares of Common Stock will be combined into one (1) share of Common Stock and the total number of shares of Common Stock authorized will be reduced from 100,000,000 to 4,545,455 and the number of shares of Common Stock issued and outstanding will be reduced from approximately 39,396,302 common shares to approximately 1,790,741 shares of Common Stock.

Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

The above description of the Certificate of Change and the Reverse Split is qualified in its entirety by reference to the Certificate of Change a copy of which is attached hereto as Exhibit 3.1.

Item 7.01 Regulation FD Disclosure

On November 8, 2022, the Company issued a press release disclosing the Reverse Split. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Change, effective as of November 9, 2022.
99.1	Press Release, dated November 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: November 8, 2022	By:	/s/ Robert H. Arch
	Name:	Robert H. Arch
	Title:	President and Chief Executive Officer
General Counsel